COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This Common Stock and Warrant Purchase Agreement (this "AGREEMENT"), dated as of April 5, 2004 (the "AGREEMENT DATE"), is among ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and each of the persons and entities listed on Schedule 1 hereto (each, an "INVESTOR").

1.    SUBSCRIPTION.

      (a) SHARES OF COMMON STOCK. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company will sell and each Investor will purchase the number of shares of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") set forth opposite such Investor's name on Schedule 1 hereto at a purchase price of $1.50 per share (the "SHARE PRICE"). For purposes of this Agreement, the term "SHARES" refers to the shares of Common Stock purchased by the Investors pursuant to this Agreement.

      (b) WARRANTS. In consideration of each Investor's purchase of shares of Common Stock pursuant to this Agreement, the Company shall also issue to each Investor (i) a warrant, in the form of Exhibit A-1 hereto, to purchase a number of shares of Common Stock equal to the product of (x) 30% and (y) the number of Shares purchased by such Investor (an "A-1 WARRANT") and (ii) a warrant, in the form of Exhibit A-2 hereto, to purchase a number of shares of Common Stock equal to the product of (x) 20% and (y) the number of Shares purchased by such Investor (an "A-2 WARRANT"). The A-1 Warrants and A-2 Warrants issuable to the Investors pursuant to this Agreement are collectively referred to herein as the "WARRANTS."

2.    CLOSING; CONDITIONS TO CLOSING.

      (a) CLOSING. The closing of the purchase and sale of the Shares and the issuance of the Warrants (the "CLOSING") will take place as promptly as practicable, but no later than five business days after satisfaction or waiver of all of the conditions set forth in Sections 2(c) and (d) (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wiggin and Dana LLP ("WIGGIN"), 400 Atlantic Street, Stamford, Connecticut 06901. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

      (b) DELIVERY OF PURCHASE PRICE. Each Investor shall deliver or cause to be delivered by wire transfer of immediately available funds an amount in cash equal to the aggregate Share Price payable by such Investor at the Closing to Wiggin, counsel to SDS Management, LLC, an affiliate of an Investor ("SDS"), to be held and distributed by Wiggin pursuant to terms of the Closing Escrow Agreement in the form of Exhibit B hereto (the "ESCROW AGREEMENT").

      (c) CONDITIONS TO OBLIGATIONS OF INVESTORS TO EFFECT THE CLOSING. The obligations of an Investor to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by an Investor:


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      (i)  The  Company  shall  deliver or cause to be  delivered  to each of the Investors the following:

            (1) Evidence of delivery to the Company's transfer agent of irrevocable instructions to issue certificates evidencing the aggregate number of Shares to be purchased by such Investor registered in the name of such Investor, in such denominations as is indicated on Schedule 1 for such Investor;

            (2) The Registration Rights Agreement in the form of Exhibit C hereto (the "REGISTRATION RIGHTS AGREEMENT") executed by the Company;

            (3) One or more Warrants, each registered in the name of such Investor, in such denominations as is indicated on Schedule 1 for such Investor executed by the Company;

            (4) A legal opinion of Bingham McCutchen LLP ("COMPANY'S COUNSEL"), counsel to the Company, in the form attached hereto as Exhibit D.

            (5) A wire transfer representing SDS's reasonable, documented legal fees and other expenses as described in Section 10(l) hereof.

            (6) A certificate signed by an officer of the Company either (i) evidencing that the Company has applied to each U.S. securities exchange, interdealer quotation system and other trading market where its Common Stock is currently listed or qualified for trading or quotation for the listing or qualification of the Shares and the Warrant Shares for trading or quotation thereon or (ii) certifying that no such application is necessary for the listing of such shares.

            (7) The Escrow Agreement executed by the Company.

      (d) CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE CLOSING. The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

      (i) Each Investor shall have executed and delivered to the Company this Agreement;

      (ii) Each Investor shall have executed and delivered to the Company the Registration Rights Agreement;

      (iii) Each Investor shall have executed and delivered to the Company the Investor Suitability Questionnaire attached hereto as Exhibit E and the Company shall be reasonably satisfied, through the responses of each Investor, that the sale of the Shares and the Warrants shall not require registration thereof under the Securities Act of 1933, as amended (the "SECURITIES ACT") or under the blue sky or securities laws of any jurisdiction;


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      (iv)  Each  Investor  shall have deposited in escrow with Wiggin  pursuant to the Escrow Agreement an amount equal to the aggregate Share Price for the Shares and Warrants purchased by such Investor by wire transfer or by such other form of payment as may be mutually agreed upon by the Company and such Investor;

      (v) Wiggin shall have executed and delivered to the Company the Escrow Agreement; and

      (vi) Burnham Hill Partners (a division of Pali Capital Inc.) (the "PLACEMENT AGENT") shall have delivered a certificate, executed by a managing director of the Placement Agent, dated as of the Closing, certifying the amounts deposited in escrow with Wiggin pursuant to the Escrow Agreement and the names of the Investors that have deposited such amounts in escrow with Wiggin.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the Agreement Date to the Investors that, except as set forth on the Disclosure Schedule attached as Schedule 3:

      (a) CORPORATE EXISTENCE AND POWER; SUBSIDIARIES. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it is incorporated, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to the Company, a material adverse effect on the Company's condition (financial or other), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole. True and complete copies of the Company's Certificate of Incorporation, as amended (the "CERTIFICATE"), and Bylaws, as amended (the "BYLAWS"), as currently in effect and as will be in effect on the Closing Date, have previously been made available to the Investors. For purposes of this Agreement, the term "SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests. The Company has no Subsidiaries.

      (b) CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Warrants, the Escrow Agreement and each of the other documents executed by the Company pursuant to and in connection with this Agreement (collectively, the "TRANSACTION AGREEMENTS"), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the


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Shares and the Warrants and the  subsequent  issuance of the Warrant Shares upon exercise of the Warrants) (the "TRANSACTIONS") have been duly authorized, and no additional corporate or stockholder action is required for the approval thereof. The shares issuable upon exercise of the Warrants (the "WARRANT SHARES") have been duly reserved for issuance by the Company. The Transaction Agreements have been or, to the extent contemplated hereby or by the Transaction Agreements, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (c) NON-CONTRAVENTION. The execution, delivery and performance by the Company of the Transaction Agreements, and the consummation by the Company of the Transactions do not and will not (a) violate any term of the Certificate and Bylaws or any material agreement to which the Company is a party or by which it is bound; (b) constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company;
(c) constitute a default (or would constitute a default with notice or lapse of time or both) or breach under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Company or under any material license, franchise, permit or other similar authorization held by the Company; or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Company. For purposes of this Agreement, the term "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

      (d) SEC DOCUMENTS. The Company is obligated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION"), including all exhibits thereto or incorporated therein by reference, and all documents filed by the Company under the Securities Act, hereinafter called the "SEC DOCUMENTS"). Since December 31, 2002, the Company has timely filed all SEC Documents required to be filed under the Exchange Act. All SEC Documents filed on or after October 31, 2000 (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. A correct and complete copy of each of the SEC Documents for any period ending on or after December 31, 2002 (the "RECENT REPORTS") are currently available to each Investor at the
Commission's             main            public            website            at
http://www.sec.gov/cgi-bin/browse-edgar?company=adventrx+pharma&CIK=&
filenum=&State=&SIC=&owner=include&action=getcompany. None of the information about the Company or any of its Subsidiaries which has been disclosed to the Investors herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed.


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


      (e) FINANCIAL STATEMENTS. Each of the Company's audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes) as of and for the years ended December 31, 2003 and December 31, 2002, as contained in the Recent Reports (both of (i) and (ii), collectively, the "FINANCIAL STATEMENTS") (x) present fairly in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended and (y) were prepared in accordance with United States generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

      (f) COMPLIANCE WITH LAW. The Company is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to its operations, the violation of which would cause a Material Adverse Affect. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Company or against any of its properties or businesses.

      (g) ABSENCE OF CERTAIN CHANGES. Since December 31, 2003, the Company has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports or any exhibit thereto or incorporated by reference therein, any event the could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

      (h) NO UNDISCLOSED LIABILITIES. Except as set forth in the Recent Reports, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 2003, as of the Agreement Date, to the Company's knowledge, (i) the Company does not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) there has not been any aspect of the prior or current conduct of the business of the Company or its Subsidiaries which may form the basis for any material claim by any third party which, if asserted could result in any such material liabilities or obligations which, are not fully reflected, reserved against or disclosed in the balance sheet of the Company as at December 31, 2003.

      (i) CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which 42,833,830 shares are issued and 42,810,665 are outstanding as of the Agreement Date and 1,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding as of the Agreement Date. All issued and outstanding shares of the Company's capital stock have been duly authorized and were validly issued, and are fully paid and nonassessable. No securities issued by the Company from October 31, 2000 to the date hereof were issued in violation of any statutory or common law preemptive rights. Upon issuance pursuant to the terms of this Agreement, all Shares and Warrant Shares shall be duly authorized, validly issued and outstanding, and fully paid and nonassessable and such shares shall not have been issued in violation of any statutory or contractual preemptive rights. There are no dividends which have accrued or been declared but are


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


unpaid on the capital stock of the Company. All taxes required to be paid by Company in connection with the issuance and any transfers of the Company's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any person or entity in connection with any and all issuances of securities of the Company from October 31, 2000 to the Agreement Date have been obtained or effected, and all securities of the Company have been issued and are held in accordance with the provisions of all applicable securities or other laws. A true and complete capitalization table of the Company as of the Agreement Date is set forth in
Schedule 3(i). No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(i), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, Warrants or Warrant Shares (including the issuance of the Warrant Shares upon exercise of the Warrants).

      (j) GOVERNMENT AUTHORIZATIONS. Except as disclosed in the Recent Reports, the Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the
operation  of  the  business  of  the  Company  as   presently   operated   (the
"GOVERNMENTAL AUTHORIZATIONS"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in material compliance with the terms of all the Governmental Authorizations. The Company has not engaged in any activity that, to its knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

      (k) BROKERS.  No broker,  finder or  investment  banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Company, which would make the Company or any Investor liable for any fees or commissions.

      (l) SECURITIES LAWS. Neither the Company nor any agent acting on behalf of the Company has taken any action which might cause this Agreement or the Shares or Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Investors set forth in
Section 4 are true and correct, the offer, sale and issuance of the Shares and Warrants in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification or registration requirements of applicable "blue sky" laws.


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      (m) ISSUANCE OF SHARES.  The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement will be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, when issued upon exercise of or otherwise pursuant to the Warrants, respectively, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

      (n) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (o) NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Shares and Warrants as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

      (p) SARBANES-OXLEY ACT. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

      (q) BENEFICIAL HOLDINGS OF BURNHAM HILL PARTNERS. Burnham Hill Partners ("BHP"), a division of Pali Capital, Inc. and the Company's placement agent with respect to the purchase and sale of the Shares and the issuance of the Warrants, has advised the Company that certain employees of BHP and their family members (acting separately and not as a group) own approximately 12% of the outstanding shares of Common Stock as of the Agreement Date and without giving effect to the purchase and sale of the Shares.

4.    REPRESENTATIONS  AND WARRANTIES  OF  THE  INVESTOR.   Each  Investor,  for
itself only, hereby severally and not jointly, represents and warrants to the Company as follows:

      (a) EXEMPT TRANSACTION; UNREGISTERED SHARES AND WARRANTS. The Investor understands that the Shares and Warrants are being offered and sold in reliance on one or more exemptions from registration provided for under the Securities


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


Act, and that the Company's reliance upon such exemptions is predicated, in part, upon the Investor's representations and warranties set forth in this Agreement. The Investor acknowledges that it is purchasing the Shares and Warrants without being offered or furnished any offering literature or prospectus. The Investor understands that neither the Commission, nor any governmental agency charged with the administration of the securities laws of any jurisdiction nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the offer and sale of the Shares and Warrants pursuant to the terms of this Agreement.

      (b) INVESTMENT INTENT; ACCREDITATION; AUTHORITY. The Investor is acquiring the Shares and Warrants for investment for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Investor reserves the right to dispose of the Shares, Warrants or Warrant Shares at any time in accordance with this Agreement or the Warrant, as applicable, and in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Investor is an "accredited investor" within the meaning of the Securities Act. The Investor has the full right, power, authority and capacity to enter into and perform this Agreement, the terms of this Agreement constitute valid and binding obligations of the Investor enforceable in accordance with their terms, except as the same may be limited by equitable principles and by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

      (c) KNOWLEDGE AND EXPERIENCE. The Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investment in the Shares and Warrants; (ii) has the ability to bear the economic risks of the Investor's prospective investment; (iii) has been furnished with and has had access to such information as the Investor has considered necessary to make a determination as to the purchase of the Shares and Warrants together with such additional information as is necessary to verify the accuracy of the information supplied; and (iv) has had all questions which have been asked by the Investor satisfactorily answered by the Company.

      (d) RESTRICTED SECURITIES. The Investor understands that the Shares and Warrants are "restricted securities" as such term is defined in Rule 144 of Regulation D promulgated under the Securities Act ("RULE 144") and must be held indefinitely unless they are subsequently registered or qualified under applicable state and federal securities laws or an exemption from such registration or qualification is available. The Investor understands that he, she or it may resell the Shares and Warrant Shares pursuant to Rule 144 only after the satisfaction of certain requirements, including the requirement that the Shares and Warrants Shares be held for at least one year prior to resale.

      (e) NO OBLIGATION TO REGISTER. The Investor further acknowledges and understands that, except as provided in the Registration Rights Agreement, the Company is under no obligation to register the Shares, Warrants or Warrant Shares. The Investor understands that the certificate evidencing the Shares, Warrants and Warrant Shares will be imprinted with a legend which prohibits the


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


transfer of the Shares, Warrants and Warrant Shares unless they are registered or such registration is not required in the opinion of counsel in form and substance satisfactory to the Company.

      (f) FOREIGN INVESTOR REPRESENTATION. If the Investor is not a "U.S. person" (as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares and Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares and Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares and Warrants. Such Investor's subscription and payment for, and its continued beneficial ownership of the Shares and Warrants, will not violate any applicable securities or other laws of its jurisdiction.

      (g) DOMICILE. The Investor is a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated on Schedule 1 hereto and he, she or it has no present intention of becoming a resident of any other state or jurisdiction.

      (h) NO NEED FOR LIQUIDITY. The Investor's aggregate holding of securities that are "restricted securities" or otherwise not readily marketable is not excessive in view of the Investor's net worth and financial circumstances and the purchase of the Shares and Warrants will not cause such commitment to become excessive.

      (i) INDEPENDENT ADVICE. The Investor understands that the Company urges the Investor to seek independent advice from professional advisors relating to the suitability for the Investor of an investment in the Company in view of the Investor's overall financial needs and with respect to legal and tax implications of such an investment.

5. RELIANCE. The Investor understands that the Company may rely on the representations and warranties in Section 4 in determining whether to permit the Investor to purchase the Shares and Warrants. If for any reason any representations and warranties are no longer true and accurate prior to the Closing Date, the Investor will give the Company prompt written notice of the inaccuracy. By signing below, the Investor represents that the Investor has read and confirmed the truth and accuracy of each of the foregoing representations and warranties.

6.    ADDITIONAL COVENANTS OF THE PARTIES.

      (a) INDEMNIFICATION. Each party agrees to indemnify and hold harmless the other parties hereto and each of its directors, officers, agents and affiliates (as applicable) from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or covenant of contained in this Agreement and made by the indemnifying party, provided however, that this Section 6 shall not be construed to require any Investor (i) to so indemnify and hold harmless any other Investor or (ii) to so indemnify and hold harmless the Company for any such breach by any other Investor. The liability of any Investor to provide indemnification pursuant to this Section 6 shall be limited to the amount such Investor paid to the Company for the purchase of such Investor's Shares and Warrants.

      (b) PLEDGE OF SECURITIES. The Company acknowledges and agrees that the Shares, Warrants and Warrant Shares may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares Warrants or Warrant Shares. The pledge of the Shares, Warrants or Warrant Shares shall not be deemed to be a transfer, sale or assignment of the Shares, Warrants or Warrant Shares hereunder, and no Investor effecting a pledge of Shares, Warrants or Warrant Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares, Warrants or Warrant Shares may reasonably request in connection with a pledge of the thereof to such pledgee by an Investor.

      (c) SECURITIES LAWS DISCLOSURE; PUBLICITY. The Company shall (i) on or promptly after the Closing Date, issue a press release acceptable to SDS disclosing the transactions contemplated hereby, and (ii) promptly after the Closing Date, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby. Except as provided in the preceding sentence, neither the Company nor the Investors shall make any press release or other publicity about the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law, regulation or the rules of the Commission. In addition, the Company agrees that it shall not disclose, and shall not include in any public filing or other announcement, the name of any Investor, unless expressly agreed to in writing by such Investor or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement.

      (d) LISTING. The Company shall promptly secure the listing of the Shares and Warrant Shares (and any Registrable Securities (as defined in the Registration Rights Agreement) that may from time to time be issued or issuable) upon each national securities exchange or automated quotation system or bulletin board, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Investors owns any of the Registrable Securities (as defined in the Registration Rights Agreement), shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares issued pursuant to this Agreement and Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants, and any Registrable Securities (as defined in the Registration Rights Agreement) that may from time to time be issued or issuable. To the extent that any Common Stock is so listed, the Company will obtain and, so long as the Investor owns any of the Registrable Securities (as defined in the Registration Rights Agreement), maintain the listing and trading of its Common Stock on the Nasdaq SmallCap, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of any exchanges or automated quotation systems on which the Common Stock is then listed.

7.    RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

      (a) LEGEND. The instruments representing the Shares, Warrants and, if applicable, Warrant Shares shall bear the following legend or similar legend (as well as any legends required by applicable state and federal corporate and securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

      (b) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. Any legend endorsed on a certificate pursuant to this Section 7 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares or Warrant Shares if (i) such Shares or Warrant Shares are resold pursuant to a registration statement under the Securities Act, and a prospectus meeting the requirements of Section 11 of the Securities Act is delivered or deemed delivered to the purchaser of such Shares or Warrant Shares, (ii) if such holder satisfies the requirements of Rule 144(k) or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Shares or Warrant Shares, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Shares or Warrant Shares may be made without registration.

8. PRICE PROTECTION. If the Company issues or sells any shares of its Common Stock or Common Stock Equivalents, other than Excluded Shares (as that term is defined below) ("ADDITIONAL SHARES") at any time after the Closing Date and prior to June 30, 2004 (the "ADJUSTMENT PERIOD") for a consideration per share (the "DILUTIVE PRICE") (a) less than the Share Price (as adjusted for stock splits, stock dividends and the like) and (b) if Additional Shares have been previously issued during the Adjustment Period with respect to which the Company has fully complied with this Section 8, then also less than the lowest Dilutive Price (as adjusted for stock splits, stock dividends and the like) at which such Additional Shares have been previously issued during the Adjustment Period, then the Company will issue to each Investor a number of shares, if positive, of Common Stock to such Investor determined by the following formula:


                         X  =  (A * B / C) -  (A + D)

          Where:   X    =   the number of shares of Common Stock to be issued to
                            the  Investor, rounded to the nearest whole number;

                   A    =   the number of Shares (as  adjusted for stock splits,
                            stock dividends and the like) then held by such Investor;

                   B    =   the Share Price (as adjusted for stock splits, stock
                            dividends and the like);

                   C    =   the applicable Dilutive Price; and

                   D    =   the  aggregate  number of shares of Common Stock (as
                            adjusted  for  stock splits, stock dividends and the
                            like) issued  to  the  Investor  pursuant  to   this
                            Section  8 prior to the date  of such determination.


For purposes of this Agreement, the term "EXCLUDED SHARES" means: (i) shares of Common Stock issuable or issued after the Closing Date to officers, employees, consultants or directors of the Company directly or pursuant to a stock purchase, stock option, restricted stock or other written compensation plan or agreement approved by the Board of Directors of the Company (the "BOARD"); (ii) shares of Common Stock issued or issuable after the Closing Date, primarily for non-equity financing purposes and as approved by the Board, to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions or to vendors of goods or services or customers; (iii) shares of Common Stock issuable upon (a) exercise of warrants, options, notes or other rights to acquire securities of the Company, in each case, outstanding on the date of this Agreement, (b) conversion of shares of the Company's Preferred Stock, par value $0.01 per share outstanding on the date of this Agreement or (c) exchange of promissory notes issued by the Company outstanding on the date of this Agreement; (iv) capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; (v) shares of Common Stock issued or issuable to licensors of technology of the Company to pay expenses, royalties or milestone payments for which the Company is obligated under any licensing or related agreement; (vi) shares of Common Stock issuable or issued pursuant to stock splits, stock dividends and the like, or (vii) shares of Common Stock issued or issuable by way of dividend or other distribution on Excluded Shares.

If the Company shall issue or sell any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any securities convertible into shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS") during the Adjustment Period, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than (i) the Share Price (as adjusted for stock splits, stock dividends and the like) and (ii) if Additional Shares have been previously issued during the Adjustment Period with respect to which the Company has fully complied with this Section 8, then also less than the lowest Dilutive Price (as adjusted for stock splits, stock dividends and the like) at which such Additional Shares have been previously issued during the Adjustment Period, then the Company shall issue to the Investor that number of shares of Common Stock that would be issuable pursuant to this Section 8 on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further issuances shall be made under this Section 8 upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents, unless such actual issue is at a per share consideration lower than the Dilutive Price used for purposes of the initial adjustment pursuant to this Section 8.

9.    PARTICIPATION RIGHTS.

      (a) Subject to the terms and conditions specified in this Section 9, the Company hereby grants to each Investor a right of first offer with respect to sales by the Company of Additional Shares, which in no event shall include Excluded Shares, on the same terms and conditions as offered by the Company to the other purchasers of such Additional Shares. If the Company proposes to offer any Additional Shares for sale at any time after June 30, 2004 and before the first anniversary of the Closing Date, the Company shall make an offering of such Additional Shares to each Investor in accordance with the following provisions:

          (i) The Company shall deliver a notice (the "ISSUANCE NOTICE") to each Investor stating (A) its bona fide intention to offer such Additional Shares, (B) the number of such Additional Shares to be offered, (C) the price and terms, if any, upon which it proposes to offer such Additional Shares, and (D) the anticipated closing date of the sale of such Additional Shares.

          (ii) By written notification received by the Company, within five trading days after giving of the Issuance Notice (the "RESPONSE PERIOD"), any Investor may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to its Pro Rata Amount (as defined below) of such Additional Shares. The "PRO RATA AMOUNT" for any given Investor shall equal that portion of the Additional Securities the price of which is equal to 50% of the aggregate purchase price that such Investor paid to the Company upon the Closing under this Agreement, and in such event the Company shall be obligated to sell such number of Additional Securities to each such Investor, even if the aggregate Pro Rata Amount for all such Investors exceeds the aggregate amount of Additional Securities that the Company had initially proposed to offer. Any such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.

          (iii) The Company may, during the 75-day period following the expiration of the Response Period, offer the remaining unsubscribed portion of such Additional Shares to any person or persons on substantially similar terms to those specified in the Issuance Notice. If the Company does not consummate the sale of such Additional Shares within such period or if such Additional Shares are offered on terms not substantially similar to the terms of the offer specified in the Issuance Notice, the right provided hereunder shall be deemed to be revived and such Additional Shares shall not be offered or sold unless first reoffered to the Investors in accordance herewith.

      (b) The participation right set forth in this Section 9 may not be assigned or transferred, except that such right is assignable by each Investor to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor, provided in any event that such assignee is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

10.   MISCELLANEOUS.

      (a) GOVERNING LAW. This Agreement, all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of choice of law.

      (b) JURISDICTION AND VENUE. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California and each appellate court located in the state of California, in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

      (c) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile transmission (received at the facsimile machine to which it is transmitted prior to 5:00 p.m., local time, on a business day in the State of California, for the party to which it is sent), by courier or express delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):


      if to the Company:                         ADVENTRX Pharmaceuticals, Inc.
                                                 9948 Hibert Street, Suite 100
                                                 San Diego, CA  92131
                                                 Attention: Nicholas J. Virca
                                                 Facsimile: (858) 271-9678

      with a copy to (not to constitute notice):   Bingham McCutchen LLP
                                                   3 Embarcadero Center
                                                   San Francisco, CA  94111-4067
                                                   Attention: Henry D. Evans, Jr.
                                                   Facsimile: (415) 393-2286

      if to the Investor:                          To the address set forth in Schedule 1 hereto.


      (e) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, waived or departed from only with the written consent of the Company and the holders of a majority of the Shares then held by Investors. Any amendment or waiver effected in accordance with this Section 10(e) shall be binding upon each party to this Agreement, whether or not such party has signed such amendment or waiver. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No such amendment shall be effective to the extent that it applies to less than all of the Investors or their Shares, Warrants and Warrant Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement, the Registration Rights Agreement or the Warrants unless the same consideration also is offered to all the parties to this Agreement or the Registration Rights Agreement or holders of the Warrants, as the case may be. The Company shall give prompt written notice to an Investor of any amendment hereof or waiver hereunder that was effected without the Investor's written consent.

      (f) SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Investors shall be permitted to assign this Agreement to any person to whom it assigns or transfers securities issued or issuable pursuant to this Agreement in compliance with applicable securities laws and this Agreement. Any assignee must be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

      (g) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

      (h) INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and such party's counsel has reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

      (i) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

      (j) NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

      (k) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties hereto in this Agreement, shall survive (i) the execution and delivery hereof, (ii) any investigations made by or on behalf of the parties and (iii) the closing of the transaction contemplated hereby.

      (l) EXPENSES. Except as otherwise provided in any other Transaction Agreement, the Company and each Investor shall each be responsible for the payment of and bear their own expenses and legal fees relating to the preparation and negotiation of the Transaction Agreements and the consummation of the Transactions, provided, however, that in the event of the successful consummation of the transactions contemplated by this Agreement, the Company shall pay the reasonable legal fees and other third-party expenses, up to $45,000, of SDS incurred with respect to the preparation and negotiation of the Transaction Agreements and the consummation of the transactions hereunder.

      (m) COUNTERPARTS AND FACSIMILE DELIVERY. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or other electronic image transmission shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party who requests it.

      (n) SECURITIES LAW COMPLIANCE.

          (i) SECURITIES ACT. The Company shall timely prepare and file with the Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Shares and Warrants under this Agreement.

          (ii) STATE SECURITIES LAW COMPLIANCE -- SALE. The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where an Investor resides, as indicated on Schedule 1, with respect to the sale of the Shares and Warrants under this Agreement.

          (iii) STATE SECURITIES LAW COMPLIANCE --RESALE. Beginning no later than June 30, 2004 and continuing until (i) the purchasers have sold all of their Registrable Securities under a Registration Statement pursuant to Section 8 or (ii) the Common Stock becomes a "covered security" under Section 18(b)(1)(A) of the Securities Act, the Company shall maintain within either Moody's Industrial Manual or Standard and Poor's Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as "recognized securities manuals" under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations. Capitalized terms used in this Section 10(n)(iii), but not otherwise defined in this Agreement, shall have the meanings assigned in the Registration Rights Agreement.

      (o) INDEPENDENT NATURE OF INVESTORS' OBLIGATIONS AND RIGHTS. The obligations of each Investor under the Transaction Agreements are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any such agreement. Nothing contained in any Transaction Agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the Transactions. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Agreements, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor represents that it has been represented by its own separate legal counsel in its review and negotiation of the Transaction Agreements. For reasons of administrative convenience only, the Investors acknowledge and agree that they and their respective counsel have chosen to communicate with the Company and its counsel through Wiggin, but neither Wiggin nor the Company's counsel represent any of the Investors in this transaction, except that Wiggin represents SDS.




                            [Signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVENTRX PHARMACEUTICALS, INC.

By: /s/ Nicholas J. Virca
    ---------------------------------------------------

Name: Nicholas J. Virca
      -------------------------------------------------

Title: President and Chief Executive Officer
       ------------------------------------------------




[Investor signature pages follow.]

                             OMNIBUS SIGNATURE PAGE

                         ADVENTRX PHARMACEUTICALS, INC.

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

The undersigned hereby executes and delivers the Common Stock and Warrant Purchase Agreement (the "AGREEMENT") to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in the Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

                      Print Name: [see Schedule I attached hereto]
                                  ----------------------------------------------



                      By:
                          ------------------------------------------------------



                      Name:
                            ----------------------------------------------------



                      Title:
                             ---------------------------------------------------



                      Address:
                               -------------------------------------------------











                      Telephone:
                                 -----------------------------------------------



                      Facsimile:
                                 -----------------------------------------------



                      SSN/EIN#:
                                ------------------------------------------------



                      Number of Shares of Common Stock

                      Purchased
                                 -----------------------------------------------

                      Number of A-1 Warrants Purchased
                                                       -------------------------

                      Number of A-2 Warrants Purchased
                                                       -------------------------



                      Aggregate Purchase Price
                                                --------------------------------

                                   SCHEDULE 1

                         Adventrx Pharmaceuticals, Inc.

                   Common Stock and Warrant Purchase Agreement

                Investors and Shares of Common Stock and Warrants

        [Each of the persons listed below are parties to this Common Stock and Warrant Purchase Agreement]

---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
                                                                 NUMBER OF      NUMBER OF        NUMBER OF
                                                                   COMMON      A-1 WARRANTS     A-2 WARRANTS
                  INVESTOR NAME                  INVESTMENT        SHARES        @ $2.00          @ $2.50
                                                   AMOUNT        (@ $1.50)        (30%)            (20%)           DOMICILE
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Alpha Capital AG                                      $500,000       333,333          99,999           66,666         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Anasazi Partners III LLC                              $175,000       116,666          34,999           23,333         MA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Anasazi Partners III Offshore Fund Ltd.               $175,000       116,666          34,999           23,333         MA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Andrew J. Maffey                                       $25,500        17,000           5,100            3,400         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Bank Sal. Oppenheim jr. & Cie (Switzerland)             $7,500         5,000           1,500            1,000    Switzerland
Limited
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
BayStar Capital II, L.P.                              $300,000       200,000          60,000           40,000         CT
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Bristol Investment Fund, Ltd.                         $400,000       266,666          79,999           53,333         CA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
BSI New BioMedical Frontier (SICAV)                   $150,000       100,000          30,000           20,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
BSI SA                                                $149,250        99,500          29,850           19,900    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Capital Ventures International                      $1,000,000       666,666         199,999          133,333         CA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Castle Creek Healthcare Partners LLC                  $500,001       333,334         100,000           66,666         IL
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Centrum Bank AG                                        $45,000        30,000           9,000            6,000   Liechtenstein
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Christopher P. Baker                                  $150,000       100,000          30,000           20,000         MA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Clariden Investments Ltd.                              $40,500        27,000           8,100            5,400    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Crescent International Ltd                            $270,000       180,000          54,000           36,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Crestview Capital Master, LLC                       $1,000,000       666,666         199,999          133,333         IL
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
E Todd Tracy                                          $150,000       100,000          30,000           20,000         TX
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Enable Growth Partners                                $300,000       200,000          60,000           40,000         CA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Gamma Opportunity Capital Partners, LP                $400,000       266,666          79,999           53,333         FL
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Gene Salkind, MD                                       $90,000        60,000          18,000           12,000         PA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Greenwich Growth Fund Limited                         $100,000        66,666          19,999           13,333  Ontario, Canada
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
James Ladner                                           $30,000        20,000           6,000            4,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
JIBS Equities                                         $200,000       133,333          39,999           26,666         PA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Kenneth Greif                                         $500,000       333,333          99,999           66,666         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Laddcap Value Partners LP                             $150,000       100,000          30,000           20,000         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
LB (Swiss) Privatbank AG                               $37,500        25,000           7,500            5,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Lilienthal Investment Foundation                       $51,000        34,000          10,200            6,800         NC
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Longview Fund, LP                                     $250,000       166,666          49,999           33,333         CA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Michael Loew                                           $50,000        33,333           9,999            6,666         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
North Sound Legacy Fund LLC                            $18,000        12,000           3,600            2,400         CT
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
North Sound Legacy Institutional Fund LLC             $198,000       132,000          39,600           26,400         CT
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
North Sound Legacy International Ltd                  $384,000       256,000          76,800           51,200         CT
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
OTAPE Investments LLC                                 $100,000        66,666          19,999           13,333         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Paul Scharfer                                         $202,500       135,000          40,500           27,000         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Peter Levitch                                          $75,000        50,000          15,000           10,000         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Platinum Long Term Growth                             $100,000        66,666          19,999           13,333         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
ProMed Offshore Fund, Ltd.                            $109,500        73,000          21,900           14,600         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
ProMed Partners II, L.P.                              $146,700        97,800          29,340           19,560         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
ProMed Partners, L.P.                                 $676,500       451,000         135,300           90,200         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
RHP Master Fund, Ltd.                                 $300,000       200,000          60,000           40,000         PA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Richard Reiss                                          $37,500        25,000           7,500            5,000         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Ritchie Long/Short Trading Ltd.                       $750,000       500,000         150,000          100,000         IL
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------

---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
                                                                 NUMBER OF      NUMBER OF        NUMBER OF
                                                                   COMMON      A-1 WARRANTS     A-2 WARRANTS
                  INVESTOR NAME                  INVESTMENT        SHARES        @ $2.00          @ $2.50
                                                   AMOUNT        (@ $1.50)        (30%)            (20%)           DOMICILE
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Robert J. and Sandra S. Neborsky JTWROS                $30,000        20,000           6,000            4,000         CA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Robert J. Neborsky, MD, Inc. Combination              $390,000       260,000          78,000           52,000         CA
Retirement Trust U/T/A 11/30/82
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Robert Wexler                                          $15,000        10,000           3,000            2,000         PA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Roland Hartman                                         $37,500        25,000           7,500            5,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Saad Investments Company Limited                      $225,000       150,000          45,000           30,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Schroder & Co Bank AG                                 $675,000       450,000         135,000           90,000    Switzerland
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
SDS Capital Group SPC, Ltd.                           $999,999       666,666         199,999          133,333         CT
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Sean M. Quinn                                         $105,000        70,000          21,000           14,000         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
SF Capital Partners Ltd.                              $750,000       500,000         150,000          100,000         WI
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Stonestreet LP                                        $350,000       233,333          69,999           46,666      Ontario,
                                                                                                                    Canada

---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Sunrise Overseas, Ltd.                                $249,000       166,000          49,800           33,200         CT
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
TCMP3 Partners                                        $150,000       100,000          30,000           20,000         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Wayne Saker                                            $60,000        40,000          12,000            8,000         MA
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Whalehaven Fund Limited                               $125,000        83,333          24,999           16,666  Ontario, Canada
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
William B. Newman                                      $51,000        34,000          10,200            6,800         NJ
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Xmark Fund, L.P.                                      $247,500       165,000          49,500           33,000         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
Xmark Fund, LTD                                       $247,500       165,000          49,500           33,000         NY
---------------------------------------------- ---------------- ------------- --------------- ---------------- -----------------
                                 TOTALS:           $15,001,450    10,000,958       3,000,273        2,000,185
                                                   ===========    ==========       =========        =========

Notices to any Investor pursuant to the Agreement shall be sent to the address in the records of the Company for such Investor.


-------------------------------------------------------------------------------------------------------------------------
                                                 Shares of         Common Stock        Common Stock
 Name, Address and Fax        Copies of        Common Stock         Underlying          Underlying
   Number of Investor         Notices to         Purchased         A-1 Warrants         A-2 Warrants      Purchase Price
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                $
-------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 3

                               DISCLOSURE SCHEDULE

                                   EXHIBIT A-1

                    Form of A-1 Common Stock Purchase Warrant

                                   EXHIBIT A-2

                    Form of A-2 Common Stock Purchase Warrant

                                    EXHIBIT B

                        Form of Closing Escrow Agreement

                                    EXHIBIT C

                      Form of Registration Rights Agreement

                                    EXHIBIT D

                      Form of Opinion of Company's Counsel

                                    EXHIBIT E

                       INVESTOR SUITABILITY QUESTIONNAIRE

                 ADVENTRX PHARMACEUTICALS, INC. (THE "COMPANY")

                          I. INDIVIDUAL INVESTORS ONLY

                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

A.       PERSONAL INFORMATION

         Name:
                ----------------------------------------------------------------
                    (Exact name as it should appear on stock certificate.)

         Residence Address:
                             ---------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Home Telephone Number:
                                 -----------------------------------------------

         Fax Telephone Number: _________________________________________________

         Email Address:
                         -------------------------------------------------------

         Social Security Number:
                                  ----------------------------------------------

  B. DELIVERY INFORMATION (Applicable only if different than residence.)

         Name of Institution or Destination:
                                           -------------------------------------

         Contact Name:
                     -----------------------------------------------------------

         Delivery Address:
                         -------------------------------------------------------





         Account Reference (if applicable):
                                          --------------------------------------

         Contact Telephone Number:
                                 -----------------------------------------------

         Contact Fax Telephone Number:
                                     -------------------------------------------

         Contact Email Address:
                              --------------------------------------------------

C.       EMPLOYMENT INFORMATION

         Occupation:
                      ----------------------------------------------------------

         Number of Years:
                           -----------------------------------------------------

         Present Employer:
                            ----------------------------------------------------

         Position/Title:
                          ------------------------------------------------------

         Business Address:
                            ----------------------------------------------------

         Business Telephone:
                              --------------------------------------------------

D.       RESIDENT INFORMATION

         Set forth in the space provided below the state(s)/country(ies) in which you have maintained your principal residence during the past three years and the date during which you resided in each state/country.







         Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state? If yes, in which state(s)?

                  Yes  _____                                  No  _____

E.       INCOME

         Do you reasonably expect either your own income from all sources during the current year to exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year to exceed $300,000?

                  Yes  _____                                  No  _____

                  If not, please specify the amount:

         What percentage of your income as shown above is anticipated to be derived form sources other than salary?

         -----------------------------------------------------------------------

         Was either your yearly income from all sources during each of the last two years in excess of $200,000 or was the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000?

                  Yes  _____                                  No  _____

                  If no, please specify the amount for:

                  Last Year:
                              --------------------------------------------------

                  Year Before Last:
                                     -------------------------------------------

F.       NET WORTH

         Will your net worth* as of the date you purchase securities of the Company, together with the net worth of your spouse, be in excess of $1,000,000?

                  Yes  _____                                  No  _____

         If not, please specify amount:

         * As used in this questionnaire the term "net worth" means the amount by which total assets exceed total liabilities. In computing net worth for purposes of this Item 5, you should value your principal residence at cost, including cost of improvements, or at that value recently appraised by an institutional lender making a secured loan or otherwise by a certified appraiser, net of encumbrances.

G.       EDUCATION

         Please describe your educational background and degrees obtained, if any.

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

H.       AFFILIATION

         If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

I.       BUSINESS AND FINANCIAL EXPERIENCE

         Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe give you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------



         Are you purchasing the securities offered for your own account and for investment purposes only?

                  Yes  _____                                  No  _____

                  If no, please state for whom you are investing and/or the reason for investing.

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------





DATE:_________________________

INDIVIDUAL INVESTOR:

By:
   -----------------------------------------
                (signature)

Name:    __________________

         (please print)

II.          ENTITY INVESTORS ONLY

A.       ENTITY NAME AND CONTACT INFORMATION

         Name:
               -----------------------------------------------------------------
                    (Exact name as it should appear on stock certificate.)

         Name of Institution or Destination: __________________________________
                                             (Include if different from
                                                            stock certificate.)

         Address:
                 ---------------------------------------------------------------





         Account Reference (if applicable): ____________________________________

         Tax Identification Number (if applicable):
                                                     ---------------------------

         Contact Name:
                        --------------------------------------------------------

         Contact Telephone Number:
                                    --------------------------------------------

         Contact Fax Number: ___________________________________________________

         Contact Email Address:
                                 -----------------------------------------------

B.       GENERAL INFORMATION

         Under the laws of what jurisdiction was the Investor formed?

         Was the Investor formed for the purpose of investing in the securities being offered?

                  Yes _____         No _____

         Set forth in the space provided below the (i) state(s), if any, in the United States in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) the state(s), if any, in which you are incorporated or otherwise organized, and (iii) the state(s), if any, in which you still pay income taxes:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

C.       ACCREDITED INVESTOR INFORMATION

         (i) Is the Investor a national bank or a banking institution organized under the laws of any state or any territory of the United States or the District of Columbia?

                  Yes _____         No _____

         (ii) Is the Investor a savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by any state or federal authority having supervision over such institution?

                  Yes _____         No _____

         (iii) Is the Investor a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934?

                  Yes _____         No _____

         (iv) Is the Investor a company (i) whose primary and predominant business is underwriting insurance and subject to the supervision by a regulatory agency under the laws of any state or territory, or (ii) registered as an investment company under the Investment Company Act of 1940, or (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration?

                  Yes _____         No _____

         (v) Is the Investor a "business development company" within the meaning of the Investment Company Act of 1940 or the Investment Advisers Act of 1940?

                  Yes _____         No _____

         (vi) Is the Investor an employee benefit plan under the Employee Retirement Income Security Act of 1974 (a "PLAN") with assets in excess of $5,000,000?

                  Yes _____         No _____

                  (a) If the Investor is such a Plan, but if the Plan's total assets do not exceed $5,000,000, are investment decisions for the Plan made by a bank, savings and loan association, insurance company or registered investment adviser acting as fiduciary? (If yes, please specify the name of the fiduciary.)

                       Yes _____         No _____

                  Name of Fiduciary:
                                     -------------------------------------------

                  (b) If the Investor is a self-directed Plan, but if the Plan's total assets do not exceed $5,000,000, are investment decisions made solely by (1) a person or entity that can answer "yes" to one or more questions under paragraphs (i) -
                  (ix) of this Item C; (2) persons whose net worth, or joint net worth with their spouses, exceeds $1,000,000; (3) persons whose income without regard to that of their spouses exceeded $200,000, or whose joint income with their spouses exceeded $300,000, in each of the last two years and who reasonably expect such person income to exceed $200,000 or such joint income to exceed $300,000 this year; or (4) persons who are brokers or dealers registered pursuant to Section 15 of the Securities Exchange Act of 1934? (If yes, please specify the applicable subpart of this question or Item.)

                       Yes _____         No _____

                       Subpart or Item:  ___________

         (vii) Is the Investor (A)(1) a tax exempt organization which is qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, or (2) a corporation, or (3) a Massachusetts or similar business trust, or (4) a partnership, not formed for the specific purpose of acquiring the securities offered, and (B) which has assets in excess of $5,000,000?

                       Yes _____         No _____

         (viii) Is the Investor a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment?

                  Yes _____         No _____

                  If yes, please attach a memorandum describing such person's educational background, professional memberships or licenses, current employment, principal business and professional activities during the last five years, and experience as an investor in securities. Include any additional information evidencing that such person has sufficient knowledge and experience in financial matters that such person would be capable of evaluating the merits and risks of investing in the securities being offered.

         (ix) Is the Investor an entity in which all of the equity owners are persons who are either (1) entities described in paragraphs (i) through
         (viii) above; (2) persons whose net worth, or joint net worth with their spouses, exceeds $1,000,000; (3) persons whose income without regard to that of their spouses exceeded $200,000, or whose joint income with their spouses exceeded $300,000, in each of the last two years and who reasonably expect such person income to exceed $200,000 or such joint income to exceed $300,000 this year; or (4) persons who are brokers or dealers registered pursuant to Section 15 of the Securities Exchange Act of 1934?

                  Yes _____         No _____

                  If an equity owner is an entity described in paragraph (vi) under this Item C, please provide the information required by such paragraph.

        The above information has been requested by the Company and will be used solely to confirm that the Company is complying with certain securities regulations. In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in assessing the requirements of the Securities Act of 1933, as amended, and other applicable securities laws.

         The information contained in this questionnaire is true and complete, and the undersigned understands that the Company and its counsel will rely on such information for the purpose of complying with all applicable securities laws, as discussed above. The undersigned agrees to notify the Company promptly of any change in the foregoing information which may occur prior to any purchase by the undersigned of stock from the Company.

Date:
       -----------------------------



ENTITY INVESTOR:

By:
   -----------------------------------------
                (signature)

Name:
      --------------------------------------
                (please print)

Title:
       -------------------------------------
              (please print)